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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Infinity Broadcasting Corporation and Outdoor Systems, Inc. on Form S-4 of our report dated February 2, 1999 (relating to the financial statements of Outdoor Systems, Inc.), appearing in the Annual Report on Form 10-K of Outdoor Systems, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP
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                                          DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona
October 1, 1999